FIRST AMENDMENT
TO AMENDED AND RESTATED LOAN AGREEMENT

This First Amendment to Amended and Restated Loan Agreement (“Amendment”) is made as of April 16, 2008, by and among THE ANDERSONS, INC., an Ohio corporation (the “Borrower”), the financial institutions signatory hereto and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), in its capacity as Agent for the Lenders (in such capacity, the “Agent”) and as one of the Lenders.

RECITAL

This Amendment is made with respect to the Amended and Restated Loan Agreement made as of February 21, 2008, (as amended, modified, supplemented, renewed or restated from time to time, the “Agreement“). Capitalized terms that are not defined in this Amendment shall have the meanings assigned to them in the Agreement. The Borrower and the Lenders desire (a) to increase the total amount of the Line of Credit A Loan Commitments to $655,000,000 (with the same maturity date as presently provided therefore), (b) to increase the total amount of the Line of Credit B Loan Commitments to $247,190,229 (with a shortened maturity date 180 days after the date of this Amendment), and (c) to amend certain other terms of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Amendment, and of any loans or extensions of credit or other financial accommodations heretofore, now or hereafter made to or for the benefit of Borrower, the parties agree as follows:

1. Section 1.1 of the Agreement, General Definitions, is hereby amended by amending and adding the following definitions as follows:

"Agent’s Letter” shall mean, collectively, the letter agreement between Borrower and the Agent dated February 21, 2008 and the letter agreement between Borrower and the Agent dated April 16, 2008.

"Applicable Margin” shall mean

(a) until the Reset Date referred to in the following Subsection (b), with respect to Swing Line Advances, Line of Credit A Advances or Line of Credit B Advances which are Daily Reset LIBOR Rate Loans, Base Rate Loans or LIBOR Rate Loans, Commitment Fees for the Line of Credit A Loan Commitments and the Commitment Fees for the Line of Credit B Loan Commitments (“Non-Use Fees”), Standby LC Fees and Commercial LC Fees, the rates per annum as set forth in the tables and paragraph below:

Swing Line Advances, Line of Credit A Advances,

Commitment Fees Line A and Commitment Fees Line B:

Financial			Non-Use Fees
		Daily Reset LIBOR Rate &
Performance Level	Base Rate	LIBOR Rate	Line A and Line B
N/A	0.0%	1.000%	0.150%

Line of Credit B Advances:

Financial
Performance Level	Base Rate	LIBOR Rate
N/A	0.0%	1.500%

Letter of Credit Fees:

Financial
Performance Level	Standby LC Fees	Commercial LC Fees
N/A	1.000%	0.450%

(b) beginning with the Reset Date referred to below, with respect to Swing Line Advances or Line of Credit A Advances which are Daily Reset LIBOR Rate Loans, Base Rate Loans or LIBOR Rate Loans, Commitment Fees for the Line of Credit A Loan Commitments (“Non-Use Fees”), Standby LC Fees and Commercial LC Fees, the rates per annum as set forth in the tables and paragraph below, for the then applicable Financial Performance Level:

Swing Line Advances, Line of Credit A Advances, Commitment Fees Line A:

Financial			Non-Use Fees
		Daily Reset LIBOR Rate & LIBOR
Performance Level	Base Rate	Rate	Line A
Level 1	0.0%	1.000%	0.225%
Level 2	0.0%	0.850%	0.200%
Level 3	0.0%	0.700%	0.175%
Level 4	0.0%	0.550%	0.150%
Level 5	0.0%	0.500%	0.125%
Level 6	0.0%	0.500%	0.100%

Letter of Credit Fees:

Financial
Performance Level	Standby LC Fees	Commercial LC Fees
Level 1	1.000%	0.450%
Level 2	0.850%	0.395%
Level 3	0.700%	0.340%
Level 4	0.550%	0.285%
Level 5	0.500%	0.230%
Level 6	0.500%	0.175%

The Agent will review Borrower’s financial performance as of each fiscal quarter end, beginning with fiscal quarter end June 30, 2008, after its receipt of Borrower’s financial statements and Compliance Certificate as of the end of such fiscal quarter, and will confirm Borrower’s determination as to whether Borrower’s Financial Performance Level based on such fiscal quarter end is Level 1, Level 2, Level 3, Level 4, Level 5 or Level 6. As so confirmed by the Agent, Borrower’s Financial Performance Level will determine the Applicable Margin effective for Swing Line Advances, Line of Credit A Advances, the Commitment Fees for the Line of Credit A Loan Commitments, Standby LC Fees and Commercial LC Fees for the three month period beginning on the first Business Day of the third month following the end of such fiscal quarter if the Agent receives such quarter end financial statements prior to the last five (5) Business Days of the second month following the end of such fiscal quarter. If the Agent receives such quarter end financial statements during or after the last five (5) Business Days of the second month following the end of such fiscal quarter (but prior to the end of the third month following the end of such fiscal quarter), any reduction in the Applicable Margin will be delayed until the tenth day of the month following the month in which the Agent receives such quarter end financial statements, but any increase in the Applicable Margin will be effective as of the first Business Day of the third month following the end of such fiscal quarter. If the Agent does not receive such quarter end statements prior to the end of the third month following the end of such fiscal quarter, Borrower’s Financial Performance Level shall be deemed to be Level 1 beginning with the tenth day of the fourth month following the end of such fiscal quarter and shall remain at Level 1 until the 15th Business Day after such financial statements are received by the Agent and a determination by the Agent that a different Financial Level shall apply during the remainder of the three month period. Notwithstanding the forgoing, the first date that the Applicable Margin shall be determined in accordance with this Subsection (b), shall be the later of the (a) the date determined in accordance with the foregoing, and (b) October 14, 2008 (the “Reset Date”).

"Asset Coverage Ratio” shall mean, for any date of determination, the ratio of (a) the sum of (i) the aggregate principal amount of the Line of Credit A Loan Liabilities, (ii) the aggregate amount of the LC Obligations, (iii) the aggregate principal amount of the Line of Credit B Loan Liabilities, and (iv) the aggregate principal amount of all other Indebtedness of Borrower, on a consolidated basis, other than permitted Priority Debt, Subordinated Debt and the indebtedness evidenced by the Debenture Bonds; divided by (b) the sum of the amounts of Borrower’s (i) accounts receivable, (ii) deposits and investments permitted under Section 8.8(a), (b) or (c) (net of any checks or other debits outstanding), (iii) net margin accounts and (iv) inventory, modified, in the case of inventory, to include all current and non-current commodity derivative assets and liabilities recorded on the Company’s balance sheet in accordance with GAAP, in each case, as they would normally appear on Borrower’s balance sheet according to GAAP.

"Debenture Bonds” means those certain Debentures described outstanding on the date hereof which Debentures were issued pursuant to that certain Indenture dated as of October 1, 1985, as supplemented from time to time.

"Hedged Inventory” shall mean Inventory consisting of commodities that are hedged against price fluctuation using traditionally recognized methods of hedging, including, but not limited to, futures contracts, placed through a recognized commodities broker adjusted to include all current and non-current commodity derivative assets and liabilities recorded on the Company’s balance sheet in accordance with GAAP.

"Indebtedness” with respect to any Person means, at any time, without duplication,

(a) (i) its liabilities for borrowed money and (ii) its redemption obligations in respect of preferred stock which is or upon the occurrence of certain events may be mandatorily redeemable by the holders thereof at any time prior to the payment in full of the Liabilities;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of capital leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of synthetic leases assuming such synthetic leases were accounted for as capital leases;

(d) all liabilities for borrowed money secured by any lien or security interest with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

(f) any guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

"Line of Credit A Loan Commitment” shall mean as to any Lender, such Lender’s Pro Rata Percentage of $655,000,000, as set forth opposite such Lender’s name under the heading “Line of Credit A Loan Commitments” on Schedule A-2, subject to Assignment and Acceptance in accordance with Section 10.23, and as such amount may be reduced or terminated from time to time pursuant to Sections 2.3(c), 2.8 or 9.1; and "Line of Credit A Loan Commitments” shall mean collectively, the Line of Credit A Loan Commitments for all the Lenders.

"Line of Credit B Loan Commitment” shall mean as to any Lender, such Lender’s Pro Rata Percentage of $247,190,229, as set forth opposite such Lender’s name under the heading “ Line of Credit B Loan Commitments” on Schedule A-2, subject to Assignment and Acceptance in accordance with Section 10.23, and as such amount may be reduced or terminated from time to time pursuant to Sections 2.3(c), 2.8 or 9.1 and as such amount may be increased from time to time pursuant to Section 10.31(b); and "Line of Credit B Loan Commitments” shall mean collectively, the Line of Credit B Loan Commitments for all the Lenders.

"Margin Accounts” shall mean, collectively, all Commodity Accounts and all Commodity Contracts and (to the extent not included in Commodity Accounts or Commodity Contracts) all Swap Contracts and cash forward contracts maintained by Borrower and its consolidated subsidiaries with respect to Hedged Inventory.

"Maturity Date” shall mean, as applicable, the earlier of: (a) as to the Swing Line or the Line of Credit A and LC Obligations, September 30, 2009; (b) as to the Line of Credit B, October 14, 2008; and (c) in all cases, the earlier date of termination in whole of the Commitments pursuant to Sections 2.3(c), 2.8 or 9.1.

"Subordinated Debt” shall mean the consolidated, subordinated, unsecured debt of Borrower that is subordinated to the Liabilities in accordance with a subordination agreement or subordination agreements, in form and substance acceptable to the Required Lenders.

2. Notwithstanding the terms of Section 2.1.2 of the Agreement, Line of Credit A, Section 2.1.3 of the Agreement, Line of Credit B, Section 2.3 of the Agreement, Prepayments; Termination of the Commitments, and other terms of the Agreement, until the Maturity Date with respect to the Line of Credit B, Advances shall be made and repayments shall be applied so that the aggregate amounts outstanding under the Line of Credit A and the Line of Credit B are substantially in proportion to one another (for example, if an Advance is requested, 655,000,000/902,190,229 multiplied by the amount of the Advance shall be made under the Line of Credit A and $247,190,229/902,190,229 multiplied by the amount of the Advance shall be made under the Line of Credit B). For the convenience of the Agent exact proportions need not be maintained at all times, but whenever an imbalance is needed for the convenience of the Agent, the Agent shall elect, when feasible, to leave a proportionately higher amount outstanding under the Line of Credit B.

3. Notwithstanding the terms of Subsection (b) of Section 7.1 of the Agreement, Financial and Other Information, Borrower shall cause to be furnished to the Agent (with copies to the other Lenders), from time to time and in a form acceptable to the Agent, as soon as practicable and in any event within forty five (45) days after and as of the end of each monthly accounting period through August of 2008, a report of Borrower’s Asset Coverage Ratio, using a truncated form of Compliance Certificate in substantially the form attached to this Amendment as Exhibit 7A-2.

4. The Compliance Certificate referred to in Subsection (b) of Section 7.1 of the Agreement, Financial and Other Information, shall be in substantially the form attached to this Amendment as Exhibit 7A-2.

5. Section 8.2 of the Agreement, Consolidations, Mergers or Acquisitions, shall be amended to read as follows:

8.2 Consolidations, Mergers or Acquisitions. Borrower and its consolidated subsidiaries shall not enter into or execute any agreement to recapitalize or consolidate with, merge with, or otherwise acquire the assets or properties of any other Person except: (a) Borrower may acquire the assets of its consolidated subsidiaries or merge with its consolidated subsidiaries, provided that Borrower is the survivor of any such merger; (b) Borrower may acquire Inventory in the ordinary course of business, and (c) Borrower may make other acquisitions or enter into other mergers, not to exceed $100,000,000 in the aggregate of exchange or transfer value in fiscal year 2008 of Borrower, and not to exceed $75,000,000 in the aggregate of exchange or transfer value in any fiscal year of Borrower thereafter, provided, in each case that Borrower is the survivor of any such merger.

6. Section 8.5 of the Agreement, Disposition of Property, shall be amended to read as follows:

8.5 Disposition of Property. Borrower and its consolidated subsidiaries shall not sell, lease, transfer or otherwise dispose of any of their properties, assets or rights in excess of the aggregate amount of $10,000,000 in book value in any fiscal year of Borrower, except: (a) Inventory may be sold by Borrower and its consolidated subsidiaries in the ordinary course of Borrower’s business; and (b) Borrower and its consolidated subsidiaries may dispose of obsolete or worn out property in the ordinary course of business (which in any event shall be deemed to include the sale or other disposition of unneeded railcars in the ordinary course of the business of Borrower and its consolidated subsidiaries).

7. Section 8.8 of the Agreement, Deposits, Investments, Advances or Loans, shall be amended to read as follows:

8.8 Deposits, Investments, Advances or Loans. Borrower and its consolidated subsidiaries shall not make or permit to exist deposits, investments, advances or loans (other than deposits, investments, advances or loans existing on the date of the execution of this Agreement and disclosed to the Agent in writing on or prior to such date) in or to Affiliates or any other Person, except: (a) investments in short term direct obligations of the United States Government (b) investment grade corporate and state and local government securities (Rated BBB- or better by Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. or rated BAA3 or better by Moody’s Investors Service, Inc.); (c) certificates of deposit or demand deposit accounts issued by or maintained with a bank satisfactory to the Agent in the Agent’s reasonable determination; (d) advances or loans to officers, directors, employees, or Affiliates as and when permitted by Section 8.7; (e) secured loans made by the Borrower to other Persons in the ordinary course of business not to exceed $75,000,000 in the aggregate in any fiscal year of Borrower; and (f) other unsecured loans to and/or investments in other Persons by the Borrower not to exceed $75,000,000 in the aggregate in any fiscal year of Borrower.

8. Subsection (b) of Section 10.31 of the Agreement, Amendments and Waivers, shall be amended to read as follows:

(b) Prior to the Maturity Date with respect to the Line of Credit B and provided that a Default or a Matured Default has not occurred and is continuing, this Agreement may be amended from time to time to increase the total amount of the Line of Credit B Loan Commitments to an amount not exceeding $300,000,000 in the aggregate, by one or more written amendments executed by Borrower, the Agent and one or more Lenders (together with new Notes and other Financing Agreements as may be reasonably required by the Agent). Subject to the following Section 10.31(c), any such increase shall be allocated to new or existing Lenders at the discretion of the Agent and Borrower.

9. AgStar Financial Services, PCA, as a new Lender: (a) confirms that it has received copies of the Financing Agreements, together with copies of the most recent financial statements referred to in Section 7.1 of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (b) agrees that it will, independently and without reliance upon the Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (c) appoints and authorizes the Agent to take such action on it’s behalf and to exercise such powers under the Financing Agreements as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement and the other Financing Agreements are required to be performed by it as a Lender; and (e) specifies as its address for notices the office set forth in the information it has provided to the Agent.

10. The Borrower represents and warrants that as of the date of this Amendment no Default or Matured Default has occurred and is continuing. The officer signing on behalf of the Borrower represents and warrants the Resolutions of the Board of Directors of the Borrower dated December 14, 2007, as certified to U.S. Bank on or about January 2, 2008, are still in full force and effect, and that the execution and delivery of this Amendment has thereby been duly authorized by all necessary corporate action.

11. This Amendment shall be effective as of its date, and Equalization Transfers shall be made in accordance with Section 2.1.5 of the Agreement so that each Lender holds its pro rata share of the outstanding principal balance of all Loans, conditioned upon the execution and delivery to the Agent, in form and substance reasonably acceptable to the Agent, of the following: (a) this Amendment, executed by the Borrower, the Agent and the Lenders; (b) the Supplement to the Amended and Restated Agents Letter; and (c) Line of Credit A Notes and Line of Credit B Notes reflecting the revised Commitment Amounts of the Lenders.

12. This Amendment shall be an integral part of the Agreement, and all of the terms set forth therein are hereby incorporated in this Amendment by reference, and all terms of this Amendment are hereby incorporated into said Agreement as if made an original part thereof. All of the terms and conditions of the Agreement, which are not modified in this Amendment, shall remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

{Signature Pages Follow}

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first herein above written.

THE ANDERSONS, INC.

By: /s/ Gary Smith
Gary Smith
V.P. Finance & Tresurer

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Elizabeth Hund
Elizabeth Hund
Senior Vice President

COBANK, ACB

By: /s/ S. Richard Dill
S. Richard Dill
Vice President

HARRIS N.A. (as successor by merger with Harris Trust and Savings Bank)

By: /s/ Robert H. Wolohan
Robert H. Wolohan
Vice President

FIFTH THIRD BANK

By: /s/ David Gerken
David Gerken
Vice President

{Signature Page to First Amendment to Amended and Restated Loan Agreement — The Andersons, Inc.}

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

By: /s/ Brad Peterson
Brad Peterson
Executive Director

By: Andrew Sherman
Andrew Sherman
Executive Director

ABN AMRO BANK N.V.

By: /s/ Linda Taliani
Linda Taliani
Senior Vice President

By: /s/ Robert E. OConnell
Robert E. OConnell
Managing Director

BRANCH BANKING AND TRUST

COMPANY

By: /s/ Robert Searson
Robert Searson
Senior Vice President

WELLS FARGO BANK, NATIONAL

ASSOCIATION
By: /s/ Edward L. Cooper III
Edward Cooper III
Senior Vice President

{Signature Page to First Amendment to Amended and Restated Loan Agreement — The Andersons, Inc.}

BANK OF AMERICA, NA

By: /s/ Daniel Petrik
By Daniel Petrik
Senior Vice President

BANK OF THE WEST

By: /s/ Theodore Cybularz
By Theodore Cybularz
Vice President

THE HUNTINGTON NATIONAL
BANK

By: /s/ Jeffrey Canfield
Jeffrey Canfield
Senior Vice President

GREENSTONE FARM CREDIT
SERVICES, ACA / FLCA
By: /s/ Curt Flammini
Curt Flammini
Vice President

PNC BANK, NATIONAL
ASSOCIATION
By: /s/ Joseph G. Moran
Joseph G. Moran
Senior Vice President

AGFIRST FARM CREDIT BANK

By: /s/ Bruce Fortner
Bruce Fortner
Vice President

{Signature Page to First Amendment to Amended and Restated Loan Agreement — The Andersons, Inc.}

FARM CREDIT BANK OF TEXAS

By: /s/ Luis M. H. Requejo
Luis M. H. Requejo
Managing Director Capital Markets

FCS FINANCIAL, PCA

By: /s/ Laura M. Roessler
Laura M. Roessler
Senior Lending Officer

NATIONAL CITY BANK

By: /s/ Christian S. Brown
Christian S. Brown
Vice President

THE BANK OF TOKYO-MITSUBISHI

UFJ, LTD.

By: /s/ Akihiko Hamamura
Akihiko Hamamura
Senior Vice President

COMERICA BANK

By: /s/ Blake Arnett
Blake Arnett
Vice President

FORTIS CAPITAL CORP.

By: /s/ Stephen R. Staples
Stephen R. Staples
Director

By: /s/ Irene C. Rummel
Irene Rummel
Director

{Signature Page to First Amendment to Amended and Restated Loan Agreement — The Andersons, Inc.}

AGSTAR FINANCIAL SERVICES, PCA

By: /s/ Troy Mostaert
Troy Mostaert
Vice President

{Signature Page to First Amendment to Amended and Restated Loan Agreement — The Andersons, Inc.}

Schedule A-2 to Loan Agreement
Lenders’ Commitments

Line of Credit A Loan Commitments
Name of Lender	Pro Rata Percentage	Maximum $Amount

U.S. Bank National Association	12.213740458011%	$80,000,000.00
CoBank, ACB	8.396946564886%	$55,000,000.00
Harris N.A.	7.251908396947%	$47,500,000.00
Fifth Third Bank	6.870229007634%	$45,000,000.00
Rabobank International	5.725190839695%	$37,500,000.00
ABN AMRO Bank N.V.	3.816793893130%	$25,000,000.00
Branch Banking and Trust Company	6.106870229008%	$40,000,000.00
Wells Fargo Bank, National Assn.	11.450381679389%	$75,000,000.00
Bank of America, NA	3.053435114504%	$20,000,000.00
Bank of the West	3.053435114504%	$20,000,000.00
The Huntington National Bank	6.106870229008%	$40,000,000.00
PNC Bank, National Association	2.290076335878%	$15,000,000.00
GreenStone FCS	1.526717557252%	$10,000,000.00
AgFirst Farm Credit Bank	2.290076335878%	$15,000,000.00
Farm Credit Bank of Texas	2.290076335878%	$15,000,000.00
FCS Financial, PCA	1.526717557252%	$10,000,000.00
National City Bank	4.580152671756%	$30,000,000.00
Bank of Tokyo-Mitsubishi UFJ, Ltd.	3.816793893130%	$25,000,000.00
Comerica Bank	3.816793893130%	$25,000,000.00
Fortis Capital Corp.	3.816793893130%	$25,000,000.00

TOTAL:	100%	$655,000,000.00
Line of Credit B Loan Commitments

Name of Lender	Pro Rata Percentage	Maximum $Amount

U.S. Bank National Association	20.227336736680%	$50,000,000.00
CoBank, ACB	8.090934694672%	$20,000,000.00
Fifth Third Bank	8.495481429406%	$21,000,000.00
Branch Banking and Trust Company	10.113668368340%	$25,000,000.00
Bank of America, NA	4.045467347336%	$10,000,000.00
Bank of the West	4.045467347336%	$10,000,000.00
The Huntington National Bank	7.411296180319%	$18,320,000.00
PNC Bank, National Association	2.779328708822%	$6,870,229.00
AgFirst Farm Credit Bank	9.709121633606%	$24,000,000.00
Farm Credit Bank of Texas	2.831827143135%	$7,000,000.00
FCS Financial, PCA	4.045467347336%	$10,000,000.00
Bank of Tokyo-Mitsubishi UFJ, Ltd.	10.113668368340%	$25,000,000.00
AgStar Financial Services, PCA	8.090934694672%	$20,000,000.00

TOTAL:	100%	$247,190,229.00

Exhibit 7A-2 to
Loan and Security Agreement

Compliance Certificate

Attached